UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: October 31, 2016
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12220 Scripps Summit Drive, Suite 100
San Diego, California 92131
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.
Credit Agreement Amendments

On October 31, 2016, Turtle Beach Corporation, a Nevada corporation (the “Company”), entered into amendments (the “Credit Amendments”) to (i) its Loan, Guaranty and Security Agreement, dated March 31, 2014 (as amended, the “ABL Agreement”), by and among the Company, Voyetra Turtle Beach, Inc. (“VTB”), Turtle Beach Europe Limited (“TBE”), VTB Holdings, Inc., as guarantor (“VTBH,” and collectively with VTB and TBE, the “Obligors”), the financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders thereunder, and (ii) its Term Loan, Guaranty and Security Agreement, dated July 22, 2015 (as amended, the “Term Loan Agreement,” and together with the ABL Agreement, the “Credit Agreements”), by and among the Company, the Obligors, Crystal Financial SPV LLC, Crystal Financial LLC, the other lenders party thereto from time to time and Crystal Financial LLC, as administrative agent, collateral agent and security trustee for the lenders thereunder.

The Credit Amendments were entered into in connection with the Company’s recently announced restructuring of its HyperSounds business and provide, among other things, that (i) the existing loan availability blocks under the Credit Agreements be permanently reduced during certain specified periods, subject to certain conditions, (ii) the Company maintain revised cash flow levels, in the aggregate and with respect to its restructured HyperSound division, during each rolling four week period beginning with the period ended October 31, 2016 through (and including) the periods ending December 31, 2018 and September 30, 2017, respectively, and (iii) in the event the Company’s availability under the ABL Agreement is less than certain specified amounts, the Company must obtain net proceeds equal to $2 million from the issuance of a subordinated promissory note (the “Note”) to SG VTB Holdings, LLC, an affiliate of the Company (“SG VTB”).

Subordinated Promissory Note and Warrant

On October 31, 2016, in connection with entering into the Credit Amendments, the Company and SG VTB entered into the Note. The terms of the Note provide that in the event the Company’s availability under the ABL Agreement is less than certain specified amounts, the Company may, upon request, at any time until September 29, 2019 (the “Maturity Date”) require that SG VTB provide a $2 million loan on the terms set forth in the Note (the “Funding”). If and when the Funding occurs, the Note will bear interest at a rate of either (i) LIBOR plus 10.5% per annum or (ii) 12.0%, dependent upon the Company’s compliance with certain financial covenants, in either case, until the Maturity Date. The Note is subordinated to all senior debt of the Company, including the Credit Agreements.

In addition, under the terms of the Note, if and when the Funding occurs, as additional consideration for SG VTB’s funding of the Note, the Company will issue to SG VTB a warrant (the “Warrant”) to purchase an amount of shares of the Company’s common stock (“Common Stock”) equal to 2.4% of the Company’s fully diluted shares outstanding at the time of the Funding at an exercise price equal to the closing price of the Common Stock on NASDAQ on the date of the Funding. The exercise price and number of shares of Common Stock purchasable under the Warrant Agreement would be subject to adjustment in accordance with the terms of the Warrant and the Warrant would be exercisable for a period of ten years beginning on the date of issuance. The Warrant would not entitle SG VTB to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant. The shares of Common Stock issuable upon exercise of the Warrant will have the registration rights applicable to shares of Common Stock held by a “Stripes Stockholder” as set forth in that certain Stockholder Agreement, dated as of August 5, 2013, as amended, by and among the Company, SG VTB and the other parties thereto, as amended.

Security, Guaranty and Subordination Agreement Amendments

On October 31, 2016, in connection with the Company’s entering into the Credit Amendments and the Note, the Company and certain of its subsidiaries also entered into amendments to each of (i) its subordination agreement, by and among Bank of America, N.A., Crystal Financial LLC, SG VTB, the Company, VTB, TBE and VTBH (the “Subordination Agreement Amendment”), (ii) its Third Lien Continuing Guaranty, by and among the Company, VTB and VTBH (the “Guaranty Amendment”), and (iii) its Third Lien Security Agreement, by and among the Company, VTB and VTBH (the “Security Amendment”). Pursuant to the Subordination Agreement Amendment, the parties agreed that the Company’s obligations under the Note would be subordinate in right of payment to the payment in full of all the Company’s obligations under the Credit Agreements. Pursuant to the Guaranty Amendment and Security Amendment, VTB and VTBH guarantee and promise to pay to SG VTB, on demand and in immediately available funds, any and all obligations of the Company under the Note and granted to SG VTB a security interest upon all of their property, respectively.

The foregoing descriptions of the Credit Amendments, the Subordination Agreement Amendment, the Guaranty Amendment, the Security Amendment, the Note and the Warrant do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 4.1, respectively.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.

The information in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant

10.1
Eleventh Amendment to Loan, Guaranty and Security Agreement, dated as of October 31, 2016, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., Turtle Beach Europe Limited, VTB Holdings, Inc., the financial institutions party thereto and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders.

10.2
Fifth Amendment to Term Loan, Guaranty and Security Agreement, dated as of October 31, 2016, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., Turtle Beach Europe Limited, VTB Holdings, Inc., Crystal Financial SPV LLC, Crystal Financial LLC, the other financial institutions party thereto and Crystal Financial LLC as administrative agent, collateral agent and security trustee for the lenders.

10.3
Fifth Amendment to Term Loan, Guaranty and Security Agreement, dated as of October 31, 2016, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc., Turtle Beach Europe Limited, VTB Holdings, Inc., Crystal Financial SPV LLC, Crystal Financial LLC, the other financial institutions party thereto and Crystal Financial LLC as administrative agent, collateral agent and security trustee for the lenders.

10.4	First Amendment to Third Lien Continuing Guaranty, dated as of October 31, 2016, by and among the Company, Voyetra Turtle Beach, Inc. and VTB Holdings, Inc.

10.5	First Amendment to Third Lien Security Agreement, dated as of October 31, 2016, by and among the Company, Voyetra Turtle Beach, Inc. and VTB Holdings, Inc.

10.6	Subordinated Promissory Note, dated October 31, 2016, by and between Turtle Beach Corporation and SG VTB Holdings, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	November 4, 2016	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary